SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                                February 9, 2007


                     Mortgage Assistance Center Corporation
             (Exact name of registrant as specified in its charter)

           Florida                      000-21627                 06-1413994
----------------------------    ------------------------     -------------------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                                  2614 Main St.
                               Dallas, Texas 75226
           (Address of principal executive offices including Zip Code)


                                 (214) 670-0005
                           ---------------------------
              (Registrant's telephone number, including area code)



                                       N/A
                           ---------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement


     Effective as of February 9, 2007, Mortgage Assistance Center Corporation (the "Company") entered into a new employment agreement (the "Johnson Employment Agreement") with Ron Johnson, a resident of Texas (hereinafter referred to as "Mr. Johnson"). Pursuant to the Johnson Employment Agreement, Mr. Johnson will receive an annual base salary of two hundred thousand dollars ($200,000) and a cash bonus equal to fifty percent (50%) of his base salary, contingent upon the Company's meeting or exceeding the annual financial budget projection for any fiscal year as approved by the Board, in addition to any bonuses or incentive compensation granted by the Board in its sole discretion. Mr. Johnson will serve the Company as its President and Chief Executive Officer.
     Upon execution of the Johnson Employment Agreement, Mr. Johnson was granted incentive options for a total of one million (1,000,000) shares of the Company's common stock under the Company's stock option plan (the "Incentive Stock Options"). One third of such Incentive Stock Options became exercisable upon the full execution of the Johnson Employment Agreement, and the remaining two thirds of such Incentive Stock Options shall become exercisable with one half of the two thirds being exercisable on each of the subsequent two successive anniversary dates of the Johnson Employment Agreement, provided that Mr. Johnson is employed by the Company on each such anniversary date.
     The Johnson Employment Agreement has a term of of two (2) years, commencing February 9, 2007, and automatically renews for successive one-year periods as of each successive anniversary date. Either party may terminate the agreement upon the provision of 90 days' prior written notice to the other party. However, should the Johnson Employment Agreement be terminated by the Company without good cause, Mr. Johnson is entitled to receive all compensation and benefits provided under the Johnson Employment Agreement for the remainder of the calendar year in which the termination occurs and for the succeeding calendar year.
     The Johnson Employment Agreement is attached as Exhibit 10.12.


Item 5.02.     Departure  of  Directors  or  Principal  Officers;   Election  of
Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Naming of New Director

     On February 9, 2007, Ron Johnson was elected to serve as a member and Executive Chairman of the Board of Directors of the Company.

Change in Title of Principal Officers

     As of February 9, 2007, Dale Hensel ceased to serve the Company as President and Chief Executive Officer, and will instead serve the Company in the capacity of Senior Vice President, as described below.

     As of February 9, 2007, the Company's Board of Directors determined to eliminate the title of Chief Operating Officer. Although Dan Barnett remains employed by the Company, he no longer holds the title of Chief Operating Officer. Mr. Barnett's employment agreement with the Company (the form of which was attached as Exhibit 10.11 to the Company's Form 8-K filed December 6, 2006) remains in effect.

Appointment of Principal Officers

Ron Johnson

     On February 9, 2007, Ron Johnson was appointed President and Chief Executive Officer of the Company.

     Mr. Johnson has extensive management experience. From June 2006 through February 2007, he served as an independent management consultant. From November 2004 until June 2006, Mr. Johnson was President and CEO of Minyard Food Stores, a Texas based grocery chain and from September 2002 until August 2004, Mr. Johnson served as Chief Executive Officer of ICM, LLC, a floor care management company servicing retail stores in over 30 states. From March 2001 until August 2002, Mr. Johnson was an advisor to the Board of Directors of Sutton Place Gourmet.

     See Item 1.01 for a description of the Johnson Employment Agreement.

Dale Hensel

     On February 9, 2007, Dale Hensel was appointed Senior Vice President of the Company. Mr. Hensel's employment with Company will continue to be governed pursuant to his existing employment agreement with the Company, the form of which was attached as Exhibit 10.10 to the Company's Form 8-K filed December 6, 2006.


Item 9.01.     Financial Statements and Exhibits

Exhibits

 10.12         Johnson Employment Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      Mortgage Assistance Center
                                                      Corporation
                                                      (Registrant)

Dated:  February 15, 2007                             By:     /s/ Ron Johnson
                                                              ------------------
                                                      Name:   Ron Johnson
                                                      Title:  President and CEO